         AMENDMENT, dated July 1, 2001 to the 1996 Global Custody Agreement ("Agreement"), between those registered investment companies listed on Schedule A to the Agreement (each a "Customer"), having a place of business at One Commerce Square, Philadelphia, PA 19103, and The Chase Manhattan Bank ("Bank"), having a place of business at 270 Park Ave., New York, N.Y. 10017-2070.

         It is hereby agreed as follows:

         Section 1. Except as modified hereby, the Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

         Section 2. The Agreement is amended by deleting the Investment Company Rider dated November 20, 1997 thereto and inserting, in lieu thereof, the following Rider:

         I.  Add the following after the first sentence of Section 3 of the
         Agreement:

         At the request of Customer, Bank may, but need not, add to Schedule A an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity.

         II.  Add the following language to the end of Section 3 of the
         Agreement:

         (i) The term Subcustodian as used herein shall mean the following:

         (a) a "U.S. Bank," which shall mean a U.S. bank as defined in rule 17f-5(a)(7); and

         (b) an "Eligible Foreign Custodian," which, as defined in rule 17f-5(a)(1) and (5), shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

         (ii) The term "securities depository" as used herein shall mean the following when referring to a securities depository located:

         (a) outside the U.S., an "Eligible Securities Depository" which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt by an SEC exemptive order, rule or other appropriate SEC action, except that prior to the compliance date with rule 17f-7 for a particular securities depository the term "securities depository" shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5.

         (b) in the U.S., a "securities depository" as defined in SEC rule 17f-4(a).

         (iii) For purposes of clarity, it is understood and agreed that the term Subcustodian shall not include any securities depository. For purposes of the provisions of the Agreement imposing liability on Bank, the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.

         III.  Add new Section 16 to the Agreement as follows:

         16. Compliance with Securities and Exchange Commission rule 17f-5 ("rule 17f-5").
              -------------------------------------------------------------

         (a) Customer's board of directors (or equivalent body) (hereinafter "Board") hereby delegates to Bank, and Bank hereby accepts the delegation to it of, the obligation to perform as Customer's "Foreign Custody Manager" (as that term is defined in rule 17f-5(a)(3)), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), as the same may be amended from time to time, or that have otherwise been exempted by SEC exemptive order, rule or other appropriate SEC action) to hold Customer's Foreign Assets, and (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

         (b) In connection with the foregoing, Bank shall:

         (i) provide written reports notifying Customer's Board of the placement of Foreign Assets with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer's foreign custody arrangements but until further notice from Customer requesting a different schedule, such reports shall be provided not less than quarterly in summary form, with a more detailed report annually;

         (ii) exercise such reasonable care, prudence and diligence in performing as Customer's Foreign Custody Manager as a person having responsibility for the safekeeping of Foreign Assets would exercise;

         (iii) in selecting an Eligible Foreign Custodian, first have determined that Foreign Assets placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Assets, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

         (iv) determine that the written contract with the Eligible Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for Foreign Assets based on the standards applicable to custodians in the relevant market as provided in rule 17f-5(c)(2); and

         (v) have established a system to monitor the continued appropriateness of maintaining Foreign Assets with particular Eligible Foreign Custodians and performance of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Foreign Assets reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected Foreign Assets.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain Foreign Assets on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

         (c) Except as expressly provided herein and in Section 17 hereof, Customer shall be solely responsible to assure that the maintenance of Foreign Assets hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.

         (d) Bank represents to Customer that it is a U.S. Bank as defined in rule 17f-5(a)(7). Customer represents to Bank that: (1) the Assets being placed and maintained in Bank's custody are subject to the Investment Company Act of 1940, as amended (the "1940 Act") as the same may be amended from time to time;
(2) its Board (or other governing body) has determined that it is reasonable to rely on Bank to perform as Customer's Foreign Custody Manager; and (3) its Board (or other governing body) or its investment adviser shall have determined that Customer may maintain Foreign Assets in each country in which Customer's Foreign Assets shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure, prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Foreign Assets held in custody, and the likelihood of nationalization, currency controls and the like) (collectively ("Country Risk")). Nothing contained herein shall require Bank to make any selection on behalf of Customer that would entail consideration of Country Risk and, except as may be provided in (e) below, to engage in any monitoring of Country Risk.

         (e) Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1-A hereto. Customer hereby acknowledges that:
(i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

         IV. Add the following language to the end of the first sentence of
Section 4(d) of the Agreement: "or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws."

         V.  Add a new Section 17 to the Agreement as follows:

         17. Compliance with Securities and Exchange Commission rule 17f-7 ("rule 17f-7").
              -------------------------------------------------------------

         (a) Bank shall, for consideration by Customer, provide an analysis in accordance with rule 17f-7(a)(1)(i)(A) of the custody risks associated with maintaining Customer's Foreign Assets with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer's Foreign Assets at such Depository) and at which any Foreign Assets of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at Bank's Website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its Foreign Assets held. Bank shall monitor the custody risks associated with maintaining Customer's Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

         (b) Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 17(a) above.

         (c) Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Appendix 1-B hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Appendix 1-B hereto, and as the same may be amended on notice to Customer from time to time.)

         (d) Bank need not commence performing any of the duties set forth in this Section 17 prior to March 31, 2001, but Bank shall advise Customer if it is prepared to commence such duties prior to such date as to particular depositories.
                              *********************

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


Customer                                    THE CHASE MANHATTAN BANK



By: /s/ David K. Downes                     By: /s/ Rosemary M. Stidmon
    --------------------------------            --------------------------------
Name:  David K. Downes                      Name:   Rosemary M. Stidmon
Title: President                                    Title:    President
Date:  July 1, 2001                                 Date: July 1, 2001

                                  Appendix 1-A

                       Information Regarding Country Risk


         1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Foreign Assets into a country the following information (check items applicable):

         A        Opinions of local counsel concerning:

_X__     i.       Whether applicable foreign law would restrict the access
                  afforded Customer's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country.

_X__     ii.      Whether applicable foreign law would restrict the
                  Customer's ability to recover its assets in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

_X__     iii.     Whether applicable foreign law would restrict the
                  Customer's ability to recover assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

         B.       Written information concerning:

_X__     i.       The likelihood of expropriation, nationalization, freezes, or confiscation of Customer's assets.

_X_      ii.      Whether difficulties in converting Customer's cash and
                  cash equivalents to U.S. dollars are reasonably foreseeable.

         C.       A market report with respect to the following topics:

         (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, (vi) market settlement risk, (vii) Eligible Securities Depositories (including Depository evaluation), if any.

         2. Bank shall furnish the following additional information:

         Market flashes, including with respect to changes in the information in market reports.

                                  Appendix 1-B

                        ELIGIBLE SECURITIES DEPOSITORIES

[LOGO OF JP MORGAN]

Investor Services Network Management "At A Glance" Report

SECURITIES DEPOSITORIES

-------------------------------------------------------------------------------------------------------------------------------
  COUNTRY                     DEPOSITORY                                       INSTRUMENTS
-------------------------------------------------------------------------------------------------------------------------------
Argentina                  CVSA                                           Equity, Corporate Debt, Government Debt
                           (Caja de Valores S.A.)
-------------------------------------------------------------------------------------------------------------------------------
Argentina                  CRYL                                           Government Debt
                           (Central de Registration y Liquidacion
                           de Instrumentos de Endeudamiento
                           Publico)
-------------------------------------------------------------------------------------------------------------------------------
Australia                  Austraclear Limited                            Corporate Debt, Money Market, Semi-Government Debt
-------------------------------------------------------------------------------------------------------------------------------
Australia                  CHESS                                          Equity
                           (Clearing House Electronic Sub
                           Register System)
-------------------------------------------------------------------------------------------------------------------------------
Australia                  RITS                                           Government Debt
                           (Reserve Bank of Australia/Reserve
                           Bank Information and Transfer System
-------------------------------------------------------------------------------------------------------------------------------
Austria                    OeKB                                           Equity, Corporate Debt, Government Debt
                           (Oesterreichische Kontrollbank AG)
-------------------------------------------------------------------------------------------------------------------------------
Belgium                    CIK                                            Equity, Corporate Debt
                           (Caisse Interprofessionnelle de Dpots
                           et de Virements de Titres S.A.)
-------------------------------------------------------------------------------------------------------------------------------
Belgium                    NBB                                            Corporate Debt, Government Debt
                           (National Bank of Belgium)
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

SCHEDULE A


Delaware Group Adviser Funds
         Delaware New Pacific Fund
         Delaware Overseas Equity Fund
         Delaware U.S. Growth Fund

Delaware Group Equity Funds I
         Delaware Balanced Fund
         Delaware Devon Fund

Delaware Group Equity Funds II
         Delaware Decatur Equity Income Fund
         Delaware Growth and Income Fund
         Delaware Diversified Value Fund
         Delaware Social Awareness Fund

Delaware Group Equity Funds III
         Delaware American Services Fund
         Delaware Focused Growth Fund

         Delaware Research Fund
         Delaware Small Cap Growth Fund
         Delaware Technology & Innovation Fund
         Delaware Trend Fund

Delaware Group Equity Funds IV
         Delaware Growth Opportunities Fund
         Delaware Diversified Growth Fund

Delaware Group Equity Funds V
         Delaware Small Cap Value Fund
         Delaware Retirement Income Fund
         Delaware Small Cap Contrarian Fund

Delaware Group Foundation Funds
         Delaware Income Portfolio
         Delaware Balanced Portfolio
         Delaware Growth Portfolio
         Delaware S&P 500 Index Fund

Delaware Group Global and International Funds
         Delaware Emerging Markets Fund
         Delaware Global Bond Fund
         Delaware Global Equity Fund
         Delaware International Equity Fund
         Delaware International Small Cap Fund

Delaware Group Government Fund
         Delaware American Government Bond Fund

Delaware Group Income Funds
         Delaware Corporate Bond Fund
         Delaware Delchester Fund
         Delaware Extended Duration Bond Fund
         Delaware High-Yield Opportunities Fund
         Delaware Strategic Income Fund

Delaware Group Limited-Term Government Funds
         Delaware Limited-Term Government Fund


Delaware Pooled Trust
         The All-Cap Growth Equity Portfolio
         The Diversified Core Fixed Income Portfolio
         The Emerging Markets Portfolio
         The Global Equity Portfolio
         The Global Fixed Income Portfolio
         The High-Yield Bond Portfolio
         The International Equity Portfolio
         The International Fixed Income Portfolio
         The International Large-Cap Equity Portfolio
         The International Small-Cap Portfolio
         The Labor Select International Equity Portfolio
         The Large-Cap Growth Equity Portfolio
         The Real Estate Investment Trust Portfolio
         The Real Estate Investment Trust Portfolio II
         The Small-Cap Growth Equity Portfolio
         The Small-Cap Value Equity Portfolio


Delaware Group Premium Fund
         Balanced Series
         Convertible Securities Series
         Devon Series
         Emerging Markets Series
         Global Bond Series
         Growth and Income Series
         Growth Opportunities Series
         High Yield Series
         International Equity Series
         REIT  Series
         Select Growth Series
         Small Cap Value Series
         Social Awareness Series
         Strategic Income Series
         Technology and Innovation Series
         Trend Series
         U.S. Growth Series